COLUMBIA
LABORATORIES, INC
	NEWS		Exhibit 99.1

	Contact:	David Weinberg	Amy Raskopf
		Chief Financial Officer	Manager, Investor Relations
		(973) 994-3999 x7933	(973) 994-3999 x7925
araskopf@columbialabs.com

COLUMBIA LABORATORIES REPORTS FOURTH QUARTER
AND YEAR-END 2004 FINANCIAL RESULTS

LIVINGSTON, NJ—March 9, 2005—Columbia Laboratories, Inc. (NASDAQ: CBRX) today announced financial results for the fourth quarter and year ended December 31, 2004.

Highlights of the Fourth Quarter included:

▪	Revenues of $3.6 million, a 30.5% decrease from $5.1 million in fourth quarter 2003 after recording a $2.8 million provision for returns.

▪	Operating expenses of $7.3 million, a 23.1% decrease from fourth quarter 2003.

▪	Sales and distribution costs of $4.0 million, a 38.3% reduction from $6.6 million in fourth quarter 2003.

▪	Net loss of $6.3 million, a 19.6% improvement from fourth quarter 2003.

▪	Net loss per share improved to $0.15 per share versus a net loss of $0.20 per share in fourth quarter 2003.

▪	Regulatory approval of Striant in 14 European countries.

▪	Progressed the PROTERM™ study, with increased enrollment and the expansion of the number of participating study centers.

▪	Initiated dose ranging study for lidocaine vaginal gel for dysmenorrhea and pelvic pain.

▪	Stephen Kasnet and Edward Blechschmidt elected Chairman and Vice Chairman of the Board of Directors, respectively.

Fred Wilkinson, Columbia’s president and chief executive officer, said, “In 2004, we brought our dedicated sales force under Columbia’s direct control, increased our focus on prescription pharmaceuticals through the sale of our OTC business, and narrowed our operating loss from the fourth quarter of 2003. We closed the year with approximately $20 million in cash and equivalents and are confident that we have the resources to meet our 2005 business plan.”

“We advanced two clinical research programs in the fourth quarter, Prochieve 8% for the prevention of preterm birth, also known as the PROTERM™ study, and lidocaine vaginal gel for dysmenorrhea and pelvic pain. Both of these programs address attractive markets in which there are significant unmet medical needs, and they remain the focus of our R&D funding in 2005. Upon successful completion of our dose ranging trial for lidocaine vaginal gel, we plan to initiate a small Phase II clinical study in the first half of 2005. We continue to advance PROTERM, and maintain our projected timeline of completing this Phase III study by year-end 2005. If results of the PROTERM study are positive, we would plan to file with FDA in the first half of 2006 to add this new indication to the labeling for Prochieve 8%.”

Financial Overview

The Company recorded revenues of $3.6 million during the fourth quarter 2004, a decrease of 30.5% from the fourth quarter of 2003. Fourth quarter revenues were significantly impacted by wholesaler returns and the establishment of additional reserves in the amount of $2.8 million resulting from the reevaluation of the accounting estimate for future product returns based on such factors as historical trends, distributor inventory levels and product prescription data.

Gross profit as a percentage of revenues was 41.0% in the fourth quarter of 2004 compared to 42.6% in 2003. The gross profit margin decreased from 57.2% in the third quarter of 2004 due to the impact of the aforementioned wholesaler returns on fourth quarter 2004 revenues.

Selling and distribution expenses were $4.0 million in the fourth quarter, a 38.3% decrease from the fourth quarter of 2003. This decrease mainly reflects decreased sales force costs for promotion of the Company’s products in the U.S., which primarily resulted from the reduction of the sales force from approximately 133 persons in the fourth quarter of 2003 to approximately 80 persons in the fourth quarter of 2004. Selling and distribution expenses decreased $1.2 million, or 22.3%, from the third quarter of 2004.

General and administration costs were $1.9 million, essentially unchanged from fourth quarter 2003 and third quarter 2004 levels.

Research and development costs were $1.4 million, a 28.7% increase over fourth quarter 2003, predominantly due to costs related to the ongoing PROTERM™ study, which was initiated in November 2003. Research and development costs increased $359,000 from the third quarter of 2004, reflecting costs associated with the expansion of the PROTERM study and the completion of the long-term extension trials of Striant.

For the fourth quarter of 2004, the Company reported a net loss of $6.3 million, or $0.15 per basic and diluted share, compared to a net loss of $7.8 million, or $0.20 per basic and diluted share, in the fourth quarter of 2003. For the third quarter of 2004, the Company reported a net loss of $6.0 million, or $0.14 per basic and diluted share.

For the year ended December 31, 2004, net revenues were $17.9 million, compared to $22.4 million in 2003. The higher 2003 revenues reflect the initial stocking of Prochieve 4% and Striant to support the respective product launches. Gross profit as a percentage of revenues was 56.4% in both 2004 and 2003. Selling and distribution expenses decreased 15.8% to $19.0 million from $22.6 million in 2003, reflecting the reduction of the sales force as previously mentioned. General and administration expenses increased 19.0-% to $7.6 million from $6.4 million in 2003 due to higher insurance costs, salary expense including the hiring of additional administrative personnel and increased costs of non-legal consultants which included compliance with the provisions of the Sarbanes-Oxley Act of 2002. Research and development expenses were $5.4 million in 2004 compared to $3.3 million in 2003 for reasons mentioned above. As a result, the Company reported a net loss of $25.1 million, or $0.62 per basic and diluted share, for the year ended December 31, 2004, as compared to a net loss of $21.2 million, or $0.57 per basic and diluted share, for the year ended December 31, 2003.

The Company had cash and equivalents of $19.8 million at December 31, 2004. The Company intends to pay off the $10 million convertible subordinated note on March 15, 2005, the date on which it comes due.

Outlook

Columbia receives revenues both from licensing and selling certain products to licensees pursuant to the commercial agreements executed over the past three years, which we refer to as our “Partnered Products”, and from selling certain products that we promote through our own sales force to wholesalers and other distributors, which we refer to as our “Promoted Products.”

Partnered Products are:
•	Crinone® sold to Serono on a worldwide basis;
•	Striant® sold to Columbia’s ex-U.S. marketing partners;
•	RepHresh® Vaginal Gel and Advantage-S® Bioadhesive Contraceptive Gel sold to Lil’ Drug Store (LDS) on a worldwide basis; and,
•	Replens® Vaginal Moisturizer sold to LDS outside the U.S. and for which we receive a royalty on U.S. sales.

Promoted Products are:
•	Prochieve® 8%, Prochieve 4% and Striant in the U.S.;
•	Crinone® prescriptions in the U.S. from Columbia’s OB/GYN audience, for which Serono pays us a 40% supplemental royalty; and,
•	Replens® Vaginal Moisturizer, RepHresh® Vaginal Gel, and Advantage-S® Bioadhesive Contraceptive Gel, which LDS pays us promotion fees to promote to OB/GYNs.

For 2005, the Company anticipates revenue in the range of $22 million to $28 million. This includes revenues from Partnered Products in the range of $15 to $17 million based on projected orders from partners, including projected shipments of Striant to support upcoming product launches in Europe, and revenue from Promoted Products in the range of $7 to $11 million, based on modest growth in monthly prescriptions for Prochieve and Striant, the steady flow of supplemental royalties from Serono for sales of Crinone to the Company’s OB/GYN audience, and anticipated promotion fees from LDS under the terms of the June 2004 promotion agreement.

The Company expects gross profits from Partnered Products to approximate the level of G&A and R&D expenses in 2005, which are estimated at $10 to $12 million in the aggregate. Gross profits from Promoted Products are expected to approach the level required to cover Selling and Distribution costs, which are estimated at $8 to $10 million in the aggregate, reflecting the restructuring of the Company’s sales force and marketing programs in February 2005.

With gross profit from Partnered Products covering most of the Company’s G&A and R&D expenses, and gross profit from Promoted Products approaching the level of Selling and Distribution expenses, the Company expects significantly reduced operating losses in 2005. The Company anticipates a net loss from operations of between $3 and $6 million for fiscal year 2005. This anticipated loss does not include potential expense from the implementation of the new accounting rule on the expensing of employee stock options.

Conference Call

As previously announced, Columbia Laboratories will hold a conference call on March 9, 2005 at 11:00 a.m. EST to review financial results of the fourth quarter and year ended December 31, 2004.

Date:	Wednesday, March 9, 2005
Time:	11:00 a.m. EST
U.S./Canada dial-in number:	(800) 299-7098
International dial-in number:	(617) 801-9715
Access passcode:	28383129
Live webcast:	www.columbialabs.com, under the Events tab

A recording of the conference call will be available two hours after completion until 11:59 p.m. EST March 16, 2005 at 888-286-8010 (U.S.) and 617-801-6888 (International). The replay passcode is 57888946. The webcast will be archived for on-demand listening for one year on Columbia Laboratories website, www.columbialabs.com, under the Events tab.

About PROTERM™

PROTERM™ (PROgesterone gel for reducing preTERM labor and delivery) is a multi-center, randomized, double-blinded, placebo-controlled Phase III clinical study designed to assess the efficacy, safety, and tolerability of Prochieve® 8% (progesterone gel) in preventing preterm delivery in pregnant women who are at increased risk for preterm delivery. The study protocol defines ‘at risk’ patients as those with a history of a spontaneous preterm delivery or a cervical length of ≤2.5 cm (as measured by transvaginal ultrasound) with the current pregnancy. Under the study protocol, patients are treated with either Prochieve 8% or placebo for approximately seventeen weeks, or until delivery. Treatment is initiated between 18 and 22 weeks gestation. The primary endpoint is time to delivery.

PROTERM is designed to enroll 636 patients, and is currently enrolling patients at 15 study sites nationwide. Please visit www.PretermDeliveryTrial.com for additional information or to see if you may be eligible to participate in this study. Pregnant women who have had a prior preterm birth and who may wish to participate in the study, but who do not have internet access, may contact Columbia Laboratories directly at (973) 994-3999.

About Columbia Laboratories

Columbia Laboratories, Inc. is a U.S.-based international pharmaceutical company dedicated to the development and commercialization of women's health care and endocrinology products. Columbia markets Prochieve® 8% (progesterone gel) for progesterone supplementation as part of an Assisted Reproductive Technology treatment for infertile women with progesterone deficiency and Prochieve® 4% (progesterone gel) for the treatment of secondary amenorrhea. The Company also markets Striant® (testosterone buccal system) for the treatment of hypogonadism in men. Columbia's products and product candidates utilize the company's bioadhesive drug delivery technology, which is able to deliver a broad range of compounds, including peptides, across many of the body’s mucosal surfaces to address numerous therapeutic areas. The Company is investigating the potential utility of Prochieve 8% in the prevention of preterm birth and developing a vaginally-administered lidocaine product to treat dysmenorrhea and pelvic pain. For more information, please visit www.columbialabs.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, certain statements of Columbia Laboratories, Inc.’s expectations made in this press release, including those regarding the Company’s clinical research programs, anticipated revenues and gross profits from both Partnered Products and Promoted Products, royalties from Serono, promotion fees from LDS, and net loss from operations, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding Columbia Laboratories, Inc.'s strategic direction, prospects and future results. Those statements include statements regarding the intent, belief or current expectations of Columbia Laboratories and its management team.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements.  Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following: the successful marketing of Striant®, Prochieve® 8% and Prochieve® 4% in the U.S.; the timing and size of orders for out-licensed products from our marketing partners; the timely receipt of the national marketing authorizations and individual licenses for Striant in European countries; the timely payment of milestone payments by our marketing and product development partners; the timely and successful development of products; the timely and successful completion of clinical studies, including the PROTERM™ study and the lidocaine vaginal gel study; success in obtaining acceptance and approval of new products and indications for current products by the FDA and international regulatory agencies, including acceptance and approval of an indication for preventing preterm delivery for Prochieve 8% from the FDA; the impact of competitive products and pricing; competitive economic and regulatory factors in the pharmaceutical and health care industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia’s reports filed with the Securities and Exchange Commission.  Columbia Laboratories undertakes no obligation to publicly update any forward-looking statements.

Striant®, Prochieve® and Crinone® are registered trademarks and PROTERM™ is a trademark of Columbia Laboratories, Inc.

###

(Tables follow)

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2004	December 31, 2003
ASSETS
Current assets-
Cash and cash equivalents	$19,781,591	$30,965,517
Accounts receivable, net	4,260,379	5,055,921
Inventories	2,742,544	2,469,224
Prepaid expenses and other current assets	1,155,673	2,240,920
Total current assets	27,940,187	40,731,582
Property and equipment, net	1,207,041	961,995
Intangible assets, net	---	920,418
Other assets	121,140	140,654
TOTAL ASSETS	$29,268,368	$42,754,649

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities-
Note payable - short-term	$10,000,000	$	---
Current portion of financing agreements	2,753,486		1,228,865
Accounts payable	2,772,107		2,806,236
Accrued expenses	3,111,198		3,006,692
Total current liabilities	18,636,791		7,041,793
Note payable—long-term	---		10,000,000
Deferred revenue	4,239,060		3,879,618
Long-term portion of financing agreements	18,923,440		15,746,695
TOTAL LIABILITIES	41,799,291		36,668,106

Stockholders’ equity (deficiency)-
Preferred stock, $0.01 par value; 1,000,000 shares authorized:
Series B Convertible Preferred Stock, 130 shares issued and outstanding in 2004 and 2003	1	1
Series C Convertible Preferred Stock, 3,250 shares issued and outstanding in 2004 and 2003	32	32
Common stock, $0.01 par value; 100,000,000 authorized:
41,751,934 and 39,679,381 shares issued and outstanding in 2004 and 2003, respectively	417,519	396,794
Capital in excess of par value	168,587,536	162,146,561
Accumulated deficit	(181,777,838)	(156,648,214)
Accumulated other comprehensive income	241,827	191,369
TOTAL STOCKHOLDERS’ EQUITY (DEFICIENCY)	(12,530,923)	6,086,543
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)	$29,268,368	$42,754,649

Columbia Laboratories Reports Fourth Quarter and Year End 2004 Financial Results
March 9, 2005

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve months ended December 31,		Three months ended December 31,
	2004	2003	2004	2003
			(unaudited)	(unaudited)

REVENUES	$17,860,404	$22,415,028	$3,563,948	$5,125,725
COST OF GOODS SOLD	7,788,601	9,782,784	2,103,590	2,944,710
Gross profit	10,071,803	12,632,244	1,460,358	2,181,015

OPERATING EXPENSES:
Selling and distribution	19,006,585	22,570,177	4,048,432	6,557,825
General and administrative	7,588,437	6,376,274	1,901,419	1,904,961
Research and development	5,448,685	3,267,966	1,375,753	1,069,083
Total operating expenses	32,043,707	32,214,417	7,325,604	9,531,869
Loss From operations	(21,971,904)	(19,582,173)	(5,865,246)	(7,350,854)
OTHER INCOME (EXPENSE):
Interest income	241,342	134,387	59,021	68,551
Interest expense	(2,991,136)	(1,846,281)	(784,647)	(603,531)
Loss on sale of intangible assets	(577,917)	---	---	---
Other, net	(169,991)	143,048	301,196	60,040
	(3,157,720)	(1,568,846)	(424,430)	(474,940)
Net loss	$(25,129,624)	$(21,151,019)	$(6,289,676)	$(7,825,794)

NET LOSS PER COMMON SHARE:	$(0.62)	$(0.57)	$(0.15)	$(0.20)
(Basic and diluted)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:	40,984,083	37,440,270	41,751,934	39,668,488
(Basic and diluted)